THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN ACCORDANCE WITH AN EXEMPTION THEREFROM, IF AVAILABLE, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY AN OPINION OF COUNSEL FOR THE TRANSFEROR REASONABLY SATISFACTORY TO THE COMPANY, PROVIDED THAT NO SUCH OPINION OR ANY CONSENT BY THE COMPANY SHALL BE REQUIRED FOR PLEDGE OF THE SECURITIES PURSUANT TO A BONA FIDE MARGIN OR FINANCING ARRANGEMENT.

Identive Group, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: WA-__	Original Issue Date: August 14, 2013

IDENTIVE GROUP, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, ___________________________ or his/its permitted registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of __________ shares of common stock, $0.001 par value per share ("Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, collectively, the "Warrant Shares") at an exercise price per share equal to $1.00 per share (as may be adjusted from time to time as provided in Section 9 hereof, the "Exercise Price"), at any time and from time to time on or after the six (6) month anniversary of the "Original Issue Date" indicated on the face of this Warrant (the "Original Issue Date") through and including the Expiration Time (as hereinafter defined), upon and subject to the terms and conditions and conditions set forth herein.

This Warrant (this "Warrant") is one of a series of similar warrants issued pursuant to that certain Subscription Agreement, dated as of August 14, 2013 (as it may be amended from time to time, the "Purchase Agreement"), by and among the Company and the purchasers identified on the signature pages thereto. All such warrants are collectively referred to herein as the "Warrants."

1. Definitions. Capitalized terms that are used and not otherwise defined herein have the respective meanings ascribed to such terms in the Purchase Agreement.

2. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company's transfer agent for such purpose (the "Warrant Register"), in the name of the record Holder of this Warrant (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as reflected in the Warrant Register as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to the restrictions on transfer set forth in Section 5 of the Purchase Agreement and compliance with all applicable securities laws, the Company shall register or cause its transfer agent to register, the transfer of all or any portion of this Warrant in the Warrant Register upon: (i) surrender of this Warrant, together with the Form of Assignment attached as Annex II hereto, duly completed and executed, to the Company's transfer agent; (ii) at the request of the Company, delivery to the Company, at its address specified in the Purchase Agreement, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of this Warrant or the applicable portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws; and (iii) delivery by the transferee to the Company, at its address specified in the Purchase Agreement, of a written statement to the Company certifying that the transferee is an "accredited investor" as defined in Rule 501(a) under the Securities Act or a non-U.S. Person as defined under Regulation S under the Securities Act and making the representations and certifications set forth in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a "New Warrant") evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in accordance with Section 10 hereof at any time and from time to time on or after the six (6) month anniversary of the Original Issue Date of this Warrant through and including 5:30 p.m., New York City time, on the four-year anniversary of the Original Issue Date (the "Expiration Time"). As of the Expiration Time, any portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Annex I hereto (the "Exercise Notice"), completed and duly executed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise. The date on which such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "Exercise Date." The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder's certification to the Company that its representations contained in Section 5 of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder's certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) Notwithstanding anything contained herein to the contrary, if at any time of exercise hereof a Registration Statement is not effective (or the prospectus contained therein is not available for use on a continuous basis) for the resale by the Holder of all of the Registrable Securities from time to time, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B=the quotient of (x) the sum of the VWAP of the Common Stock of each of the five (5) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) five (5).

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D= as applicable: (i) the Closing Sale Price (as defined in Section 12 below) of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 4(b) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section Error! Reference source not found. hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 4(b) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 4(b) hereof after the close of "regular trading hours" on such Trading Day.

(d) For purposes of this Warrant, (i) "Bid Price" means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period; (ii) "Bloomberg" means Bloomberg, L.P.; (iii) "Principal Market" means the Nasdaq Global Market; (iv) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder; and (v) "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

5. Delivery of Warrant Shares.

    Upon exercise of this Warrant, the Company shall promptly (but in no event later than five Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and if the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder's account at the Depository Trust Company ("DTC") or another established clearing corporation performing similar functions, unless, in the case of clauses (i) and (ii) above, restrictive legends are required under Section 5.1 of the Purchase Agreement, in which case, such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends as provided under Section 5.1 of the Purchase Agreement, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided that the Company may, but shall not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

(b) To the extent permitted by law, the Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction, as applicable, and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then, if practicable, the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

8. Reservation of Warrant Shares. From and after the issuance of this Warrant through the Expiration Time, the Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable. The Company shall take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then, in each such case, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If, at any time while this Warrant is outstanding, the Company distributes to all holders of Common Stock for no consideration (i) evidences of the Company's indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date, without regard to any limitation on exercise contained herein.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company, immediately prior to such merger or consolidation, do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed, pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (any such case or event specified in clauses (i) through (iv) above, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). The Company shall not effect any such Fundamental Transaction unless, prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or corporation purchasing or otherwise acquiring the Company's assets, or any other appropriate Person, shall assume the obligation to deliver to the Holder the Alternate Consideration as such Holder may be entitled to receive pursuant to, and in accordance with, the foregoing provisions, and all of the other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall similarly apply to any subsequent transactions that are similar or analogous to the types of Fundamental Transactions described in clauses (i) through (iv) above.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that immediately following such adjustment, the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares, as applicable, shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of any adjustment pursuant to this Section 9, the Company, at its expense, shall, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustment and showing in detail the facts upon which such adjustment is based. Upon written request, the Company shall promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

(g) Notice of Corporate Events. If, at any time while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction, or (iii) authorizes the voluntary dissolution, liquidation or winding-up of the affairs of the Company, then, unless such notice and the contents thereof shall be deemed to constitute material, non-public information in the reasonable judgment of the Company and its counsel, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least five (5) business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in, or vote with respect to, such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds, by means of (a) wire transfer in accordance with the wire instructions specified by the Company or (b) cashier's check drawn on a U.S. bank made out to the Company.

11. No Fractional Shares. No fractional Warrant Shares shall be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the nearest whole number and the Company shall pay the Holder in cash the amount of the fair market value based on the Closing Sale Price (as hereinafter defined) for any such fractional Warrant Shares. For purposes of this Warrant, "Closing Sale Price" means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg Financial Markets, or if neither of the foregoing shall apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors' determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

12. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 p.m., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such party by two (2) Trading Days' prior notice to the other party in accordance with this Section 12.

13. Warrant Agent. The Company's transfer agent shall initially serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its assets or its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act on the part of any party. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14. Miscellaneous.

    No Rights as a Stockholder. The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, or to give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of any Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by any creditors of the Company.

    Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and in Section 5 of the Purchase Agreement, and compliance with applicable securities laws, this Warrant may be assigned by the Holder without the consent of the Company. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction (and subject, in such case, to the terms and conditions of Section 9(c) hereof). This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and permitted assigns.

    Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended, and the Company may take any action prohibited hereunder, or omit to perform any act required to be performed by it hereunder, only if the Company has obtained the prior written consent of the Holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding.

    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

    Governing Law; CONSENT TO Jurisdiction; WAIVER OF RIGHT TO TRIAL BY JURY. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(f) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to in any way limit or affect any of the provisions hereof.

(g) Severability. In the event that any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the undersigned authorized officer as of the date first indicated above.

IDENTIVE GROUP, INC.

By: ____________________________

Name: David Wear

Title: Chief Financial Officer

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

As Warrant Agent

By:___________________________________

Name:

Title:

ANNEX I

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant)

To: Identive Group, Inc.

(1) The undersigned holder (the "Holder") hereby intends that the payment of the Aggregate Exercise Price of US$___________ of US $1.00 per share of common stock (the "Warrant Shares") of Identive Group, Inc., a Delaware corporation (the "Company"), pursuant to the above-referenced Warrant (the "Warrant"), shall be made as:

_____ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

_____ a "Cashless Exercise" with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was US$________.

(2) In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of US$___________ to the Company in accordance with the terms of the Warrant.

(3) Pursuant to this Exercise Notice, the Company shall deliver to the Holder such number of Warrant Shares set forth in paragraph 1 of this Notice of Exercise in accordance with the terms of the Warrant.

Dated: _______________, 201_

Name of Holder*:

By:
Name:
Title:

Tax identification number: ________________________________

*Signature must conform in all respects to name of Holder as specified on the face of the Warrant.

ANNEX II

IDENTIVE GROUP, INC.

FORM OF ASSIGNMENT
(To be completed and signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                     (the "Transferee") the right represented by the within Warrant to purchase                                    shares of common stock of Identive Group, Inc., a Delaware corporation (the "Company"), to which the within Warrant relates, and appoints                                                                   as attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a) the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(a)(1) of the Securities Act of 1933, as amended (the "Securities Act"), or another valid exemption from the registration requirements of Section 5 of the Securities Act, and in compliance with all applicable securities laws of the states of the United States;

(b) the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c) the undersigned has read the Transferee's investment letter included herewith, and, to its actual knowledge, the statements made therein are true and correct in all material respects; and

(d) the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated: _______________, 201__

Name of Holder*: In the presence of:

By:
Name: Name:
Title:

Address of Transferee:

*Signature must conform in all respects to name of Holder as specified on the face of the Warrant.